EXHIBIT 10.7
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                                    AGREEMENT
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         This Agreement is entered into between PennCorp Financial Group, Inc., a Delaware corporation (the "Company"), and Scott D. Silverman (the "Executive"), effective as of January 28, 2000 (the "Effective Date").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Company is a publicly held holding company with its principal place of business in Dallas, Texas;

         WHEREAS, the Executive is the senior counsel of the Company and is employed pursuant to (i) an Executive Employment Agreement dated May 22, 1998 (the "Employment Agreement"), and (ii) an Executive Retention Agreement dated May 22, 1998 (the "Retention Agreement") (collectively, the "Employment Contracts").

          WHEREAS, Section 8(b) of the Employment Agreement provides, in relevant part, as follows:

                  (b) If Executive terminates his employment with Company for Good Reason, or if Company terminates Executive's employment with Company without Cause, Executive shall be entitled to any payments and benefits provided pursuant to the terms of the Retention Agreement in addition to (but without duplication) any amount to be paid or provided to Executive under the terms of this Agreement.

         WHEREAS, the Company has entered into (i) a Stock Purchase Agreement dated January 7, 2000, in which the Company has agreed to sell Southwestern Life Insurance Company and Security Life and Trust Insurance Company to Reassure America Life Insurance Company and (ii) a Stock Purchase Agreement dated January 8, 2000, with Pioneer-Occidental Holding Company, in which the Company has agreed to sell American-Amicable Life Insurance Company of Texas, Pioneer Security Life Insurance Company, Occidental Life Insurance Company of North Carolina, and Pioneer American Insurance Company (collectively, the "Sales Agreements");

         WHEREAS, the Executive is entitled to submit his resignation upon the occurrence of a "Change of Control" which results in "Good Reason," both as defined in the Employment Contracts, thereby entitling the Executive to certain payments and benefits provided under the terms and provisions of the Employment Contracts;

         WHEREAS, the Company and the existing Board of Directors believe the continued employment and services of the Executive is crucial to the implementation and consummation of the Sales Agreements, the Chapter 11 bankruptcy filing and proceeding of the Company, the contemplated liquidation of the Company and related events;


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         WHEREAS, the Company and the Executive desire to enter into this
Agreement to clarify their respective rights and obligations and to ensure the availability of the Executive's services to the Company for a limited, but critical, period of time;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, including (without limitation) the recitals set forth above (which are an integral part of this Agreement), the parties agree as of the Effective Date as follows:

         (1)      WAIVER OF NOTICE AND OPPORTUNITY TO CURE

         The Company hereby waives its right to written notice by the Executive of an event or events constituting "Good Reason," as well as the Company's right or opportunity to cure the event or events constituting "Good Reason," under the terms and provisions of the Employment Contracts.

         (2)      EXECUTIVE TERMINATES EMPLOYMENT FOR GOOD REASON

         The Company and the Executive hereby agree that (i) the Executive's employment with the Company is terminated as of the Effective Date by the Executive for "Good Reason" under the Employment Contracts and (ii) the amounts outlined on Exhibit "A" are the true and correct payments and benefits due to the Executive under the Employment Contracts by reason of such termination. The Company agrees to pay the amounts reflected on Exhibit "A" to the Executive on the Effective Date, unless otherwise provided in such Exhibit "A."

         (3)      NEW EMPLOYMENT AGREEMENT

         The Executive agrees to execute and deliver, concurrently with his receipt of the payment provided under Section (2) above, a new employment agreement substantially in the form attached hereto as Exhibit "B," in which the Executive agrees to continue his employment by the Company commencing on the effective date of this Agreement through the earliest of (i) September 30, 2000,
(ii) the 60th day after the consummation of the Sales Agreements, and (iii) the termination date determined by the Board of Directors of the Company, in order to assist the Company in the implementation and consummation of the Sales Agreements, the Chapter 11 bankruptcy filing and proceeding of the Company, the contemplated liquidation of the Company and related events.

         (4)      SURVIVAL

         The rights and obligations of the Company and the Executive which are necessary to give full effect to the terms of this Agreement, including, but not limited to, those set forth in the provisions outlined below of the Employment Contracts, shall survive the execution of this Agreement:


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   SECTION             HEADING (IF ANY)                        CONTRACT
   -------             ----------------                        --------

      3.1f                                                Retention Agreement
      3.4         No Mitigation                           Retention Agreement
        4         Excise Taxes                            Retention Agreement
        5         Claims                                  Retention Agreement
        6         Tax Withholding                         Retention Agreement
       14         Governing Law/Jurisdiction              Retention Agreement
      3(d)        Expiration Payments and                 Employment Agreement
                  Benefits (2nd paragraph only)
        9         Confidentiality;                        Employment Agreement
                    Assignment of Rights
       10         Non-Competition;                        Employment Agreement
                    Non-Solicitation
       11           Indemnification                       Employment Agreement
       19         Governing Law/Jurisdiction              Employment Agreement


         (5)      GENERAL

         5.1. This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument.

         5.2. This Agreement is made and entered into in the State of Maryland, and the laws of said state shall govern the validity and interpretation hereof and the performance of the parties hereto of his respective duties and obligations hereunder.

         5.3. The parties hereto hereby covenant and agree that any judicial action or proceeding to enforce or prevent the breach of any provision hereof, including, without limitation, any action or proceeding to enforce any provision hereof, for damages by reason of any alleged breach hereof, for a declaration of such party's rights or obligations hereunder or for any other judicial remedy in connection therewith, shall be commenced and maintained exclusively in a federal or state court of competent jurisdiction in Montgomery County, Maryland.

         5.4. This Agreement may be amended and any provision may be waived only by a written agreement executed by the Company and the Executive to which the amendment or waiver shall apply.

         5.5. This Agreement, including (without limitation) Exhibits "A" and "B" and the employment agreement described in Section (3) above, embodies the entire understanding of the parties, and there is no further or other agreements or understandings, written or oral, in effect

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between the parties hereto, relating to the subject matter hereof, unless expressly referred to by reference herein or executed concurrently herewith.

         5.6. Each party has been advised by counsel of his or its choice in reviewing, understanding and executing this Agreement.

         5.7. This Agreement shall be effective as of the Effective Date.

                                   COMPANY:

                                   PENNCORP FINANCIAL GROUP, INC.


                                   By: /s/ David C. Smith
                                       -------------------------------
                                   Its: Chairman of the Board
                                       -------------------------------

                                   EXECUTIVE:


                                   /s/ Scott D. Silverman
                                   -------------------------------
                                       Scott D. Silverman


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